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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made as of the 18th day of August, 2004 by and between STONE MOUNTAIN ENERGY, L.C., a Virginia limited liability company ("SME"), and DAUGHERTY PETROLEUM, INC., a Kentucky corporation ("DPI").

                                    RECITALS

         WHEREAS, SME owns certain assets in Leslie, Bell and Harlan Counties, Kentucky and Lee County, Virginia (the "Purchased Assets") which it desires to sell and assign and DPI desires to purchase the Purchased Assets and assume certain of SME's obligations related to the Purchased Assets; and

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise expressly provided herein, all references to Recitals, Sections, Schedules or Exhibits refer to recitals, sections, schedules or Exhibits to this Agreement (the "Agreement"). The Recitals, Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein. References to this Agreement include the Schedules and Exhibits, in each case as the same may be amended from time to time in accordance with the terms hereof. All capitalized terms used in the Schedules and not otherwise defined shall have the respective meanings ascribed to them in this Agreement. When used in this Agreement or the Schedules, the following terms shall have the meanings specified below.

         1.1 "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "Assignment and Assumption Agreement" shall mean one or more assignment and assumption agreements substantially in the form of Exhibit A.

         1.3 "Assumed Liabilities" shall mean all liabilities and obligations of SME specified on Schedule 1.3.

         1.4 "Bill of Sale" shall mean one or more bills of sale, each substantially in the form of Exhibit B.

         1.5 "Books and Records" shall mean the original or true and complete copies of all of the books and records of SME pertaining to the Purchased Assets and the Assumed Liabilities, including but not limited to, all leases, agreements, contracts, accounting records, orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records with respect to customers and supply sources, lessors and lessees, records, correspondence and documents relating to the Permits and compliance with Laws, and all other general correspondence, records, books and files of SME pertaining to the Purchased Assets and the Assumed Liabilities, but excluding any and all Tax Returns and organizational records of SME.

         1.6 "Closing" shall mean the closing of the transactions contemplated by this Agreement to be held on the Closing Date at a mutually agreed location.

         1.7 "Closing Certificate" shall mean (a) the certificate of DPI in substantially in the form of Exhibit C or (b) the certificate of SME in substantially in the form of Exhibit D.



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         1.8 "Closing Date" shall mean a date within 60 days after the date of this Agreement when the conditions to the Closing set forth herein (other than those that by their terms are to be satisfied at the Closing) are satisfied, or such other date as the Parties may mutually agree in writing.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended, and, where appropriate, any predecessor or successor provisions of Law, and all regulations thereunder.

         1.10 "Contracts" shall mean the contracts, agreements, personal property leases, relationships and commitments, written or oral, of SME or its Affiliates pertaining to the Personal Property included in the Purchased Assets, a complete list of which is set forth on Schedule 1.10.

         1.11 "Deed" shall mean the deed substantially in the form of Exhibit E.

         1.12 "Environmental Laws" shall mean all federal, state and local statutes, regulations and ordinances as well as all permits, orders, standards and policies issued or enforced thereunder, pertaining to: (a) protection of air and water quality, natural resources, historic and archeological resources, flora and fauna (including endangered and threatened species) and human health;
(b) prevention or control of the discharge of any substance into air or water (including groundwater) or into, onto or beneath the soil; (c) removal or remediation of any substance that has been discharged, released, spilled or disposed of; (d) construction, operation, closure and post-closure care of any facility that treats, stores, receives, disposes or discharges any substance regulated under any Environmental Law; (e) requirements for recordkeeping and reporting of activities regulated under any Environmental Law; and (f) construction, operation and maintenance of facilities, dredging, and other activities in waters (including wetlands) or on lands that are subject to the jurisdiction of any Governmental Authority.

         1.13 "Excluded Assets" shall include the properties conveyed to SME in the following instruments: (a) deed dated November 9, 1998, recorded in the Harlan County Court Clerk's Office in Deed Book 339, Page 386; (b) deed dated September 14, 2000, recorded in the Lee County Circuit Court Clerk's Office in Deed Book 513, Page 642; (c) deed dated September 14, 2000, recorded in the Lee County Circuit Court Clerk's Office in Deed Book 513, Page 645; and, (d) deed dated September 14, 2000, recorded in the Lee County Circuit Court Clerk's Office in Deed Book 513, Page 647.

         1.14 "GAAP" means accounting principles generally accepted in the United States of America, consistently applied.

         1.15 "Gas" shall mean all gas, whether hydrocarbon or non-hydrocarbon or any combination or mixture thereof, including Hydrocarbons, hydrogen, sulfide, helium, carbon dioxide, nitrogen, hydrogen and casinghead gas.

         1.16 "Gathering Systems" shall mean the gathering and transportation systems owned or leased by SME and all material plants, equipment, fixtures, improvements and other Personal Property owned or leased by SME that directly relates to those systems.

         1.17 "Governmental Authority" shall mean any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state, county or local government or any subdivision, agency, commission, office, authority or bureau thereof.

         1.18 "Hydrocarbon Leases" shall mean the leases, subleases, and farm-out agreements for Hydrocarbons held by SME and listed on Schedule 1.18.

         1.19 "Hydrocarbons" shall mean oil, gas, coalbed methane, coalseam gas, coalbed gas, methane gas, gob gas, occulated gas and other naturally occurring gases contained in or associated with any coal seam and gas originating in or produced from any coal seam, and other liquid or gaseous hydrocarbons and all components of any of them or produced in connection therewith.

         1.20 "Income Tax" or "Income Taxes" shall mean any Tax based on or measured by net income, and "IRS" shall mean the United States Internal Revenue Service.

         1.21 "Knowledge of SME" shall mean the actual knowledge of the individuals listed on Schedule 1.21.



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         1.22 "Law" shall mean any federal, state, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

         1.23 "Lien" shall mean any lien, encumbrance, mortgage, charge, claim, restriction, pledge, security interest or imposition of any kind.

         1.24 "Material Adverse Effect" shall mean any material adverse effect on the Purchased Assets, taken as a whole. For purposes of this definition, "Material" means an amount equal to five percent (5%) or more of the Purchase Price.

         1.25 "Materialmen's Claims" shall mean any trade payables or claims arising from operations of the Purchased Assets prior to the Closing Date, to the extent secured by materialmen's, mechanic's or other statutory Liens having priority over the Liens securing SME's indebtedness to Duke Capital Partners.

         1.26 "Oil" shall mean all oil, natural crude oil or petroleum and other hydrocarbons regardless of gravity, produced at the well in liquid form by ordinary production methods.

         1.27 "Party" shall mean SME, DPI or their respective successors or permitted assigns.

         1.28 "Permits" shall mean the written permits, licenses, registrations and approvals held by SME listed on Schedule 1.28.

         1.29 "Permitted Liens" shall mean: (a) Liens for property Taxes not due and payable; (b) Liens disclosed by or excepted in a document in the chain-of-title of the Real Property of record in the county in which the Real Property is located (excluding any mortgage or deed of trust); (c) a right of way, utility easement, reservation or other right of use existing in or held by a third party not an Affiliate of SME that is created by an instrument of record or easements that arise by operation of law by prescription or previous use; and
(d) Liens affecting the Purchased Assets that are listed on Schedule 1.29.

         1.30 "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or

         1.31 "Personal Property" shall mean the Suspense Funds and all Wells, fixtures and other items of personal property (including without limitation, wellhead equipment, pumping units and other artificial lift equipment, field separators, liquid extractors, pipe, casing and tubing, physical gathering systems and equipment, production and associated flowlines and equipment, oil loadout equipment and facilities, tanks, machines, vehicles, tools, dies and associated equipment, vessels and other facilities) that SME owns or leases, including but not limited to those listed on Schedule 1.31, other than the Excluded Assets.

         1.32 "Post-Closing Period" shall mean any taxable period beginning after the Closing Date.

         1.33 "Pre-Closing Period" shall mean any taxable period ending on or before the Closing Date.

         1.34 "Purchase Price" shall mean Twenty-Seven Million Dollars ($27,000,000.00), payable as provided in Section 2.1.

         1.35 "Purchased Assets" shall mean the Books and Records, Real Property, Personal Property, and the rights of SME and its Affiliates under the Contracts and Permits.

         1.36 "Real Property" shall mean: (a) the Hydrocarbon Leases; (b) the surface leases, drilling and production rights, easements, rights-of-way, access rights, and other rights or interests in real property and improvements thereon, or with respect to the drilling, production or transportation of the oil and gas therein and thereunder, as well as underground voids leased to SME and listed on
Schedule 1.36(b); and the tracts of land described on Schedule 1.36(c).



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         1.37 "SME Annual Audited Financial Statement" shall mean the audited balance sheet of SME as of December 31, 2002 and related statement of operations and cash flows for the fiscal year ended December 31, 2002.

         1.38 "SME Unaudited Financial Statements" means unaudited balance sheets of SME as of December 31, 2003 and as of June 30, 2004 and related unaudited statements of operations and cash flows for the fiscal year ended December 31, 2003 and the six months ended June 30, 2004.

         1.39 "Straddle Period" shall mean any taxable period covering days before and after the Closing Date.

         1.40 "Suspense Funds" shall mean the amount of funds, as of Closing, related to rental or royalty payments due to third parties that SME has been unable to pay, and certain plugging obligations, a listing of which as of the date hereof, is identified by SME on Schedule 1.3.

         1.41 "Tax" or "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, levies, imposts, duties, other assessments or similar charges of any kind whatsoever, including, interest, penalties and additions imposed thereon or with respect thereto, of whatever nature and regardless of how denominated.

         1.42 "Tax Return" shall mean any original or amended report, return, document, schedule or other information supplied or required to be supplied to a Governmental Authority with respect to Taxes, including any return of an affiliated, combined or unitary group.

         1.43 "Transfer Period" shall have the meaning set forth in Section 5.6(d).

         1.44 "Wells" shall mean all Hydrocarbon wells in Lee County, Virginia, and Bell and Harlan Counties, Kentucky, in which SME owns any interest or has any obligations with respect to future expenditures or other liability.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

         2.1 Transfer of Assets.

                  (a) On the Closing Date, SME shall sell, convey, transfer, assign and deliver or cause to be sold, conveyed, transferred, assigned and delivered to DPI, and DPI shall acquire, all of SME's right, title and interest in and to all of the Purchased Assets. At the Closing, subject to the terms and conditions of this Agreement, SME shall (i) cause the Purchased Assets to be transferred and delivered to DPI and (ii) perform its obligations under this Agreement to be performed at the Closing.

                  (b) On the Closing Date, in full consideration for the Purchased Assets, DPI shall (i) assume the Assumed Liabilities, (ii) pay the Purchase Price to or for the account of SME as set forth below and (iii) perform its obligations under this Agreement to be performed at the Closing. DPI shall not assume any obligation of SME or any other liability related to the Purchased Assets except the Assumed Liabilities.

                  (c) The Purchase Price shall be payable by DPI at the Closing as follows:

                           (i) first, by check (A) to the holders of any
Materialmen's Claims asserted prior to the Closing Date, in the respective amounts thereof, and (B) $250,000 for deposit in an escrow account to be maintained by DPI in accordance with Section 2.4(b) to satisfy any Materialmen's Claims asserted after the Closing Date;

                           (ii) second, by wire transfer of immediately
available funds to Duke Capital Partners in the full amount of SME's outstanding indebtedness to Duke Capital Partners as of the Closing Date;

                           (iii) third, by wire transfer of immediately
available funds to Wachovia Bank in an amount equal to the Purchase Price less amounts paid pursuant to Sections 2.1(c)(i) and (ii).



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         2.2 Bills of Sale; Assignment and Assumption Agreement. At the Closing,
SME shall execute and deliver to DPI Bills of Sale and the Assignment and Assumption Agreement and perform its other obligations under this Agreement to be performed at the Closing.

         2.3 Assumption of Liabilities. At the Closing, DPI shall execute and deliver to SME the Assignment and Assumption Agreement and such other documents and instruments, in form and substance acceptable to both parties, as may be necessary for it to assume the Assumed Liabilities.

         2.4 Proration of Liabilities; Payment Reimbursement.

                  (a) SME and DPI shall cooperate to provide each other with information on the status of the Assumed Liabilities. With the exception of the Assumed Liabilities, following the Closing Date, SME shall remain responsible for payment of all liabilities and obligations of any kind and nature arising from the ownership of the Purchased Assets prior to the Closing Date. All monthly royalties, charges and fees payable on account of the operation of the Purchased Assets for the month in which the Closing occurs shall be apportioned between SME and DPI on a per diem basis as of the Closing Date. SME will pay all such retained liabilities, accounts payable and other obligations related to the Purchased Assets in a timely fashion.

                  (b) Upon receipt of a Materialmen's Claim following the Closing Date, DPI shall provide SME with notice of same. SME shall have a reasonable opportunity to contest and resolve same. Subject to such procedures, funds deposited in the escrow account contemplated by Section 2.1(c)(i) shall be paid by DPI to the holders of any Materialmen's Claims asserted after the Closing Date, in the respective amounts thereof. DPI shall remit any funds remaining in the escrow account to SME or its designees upon: (i) termination of the applicable statutory periods for filing Materialmen's Claims; and (ii) resolution of any Materialmen's Claim filed within the applicable statutory time periods.

                  (c) All revenues from operations of the Purchased Assets for the month in which the Closing occurs shall be apportioned between SME and DPI on a per diem basis as of the Closing Date. If DPI or any of its Affiliates receives any payment in any form attributable the operations of the Purchased Assets for periods prior to the Closing Date, it will forward such payment to SME within five business days of its receipt. If SME or any of its Affiliates receives any payment in any form attributable to the operations of the Purchased Assets for periods following the Closing Date, its will forward or cause such Affiliate to forward such payment to DPI within five business days of its receipt.

         2.5 Additional Closing Documents. At the Closing, the Parties shall execute and deliver all such other documents or instruments, in form and substance reasonably acceptable to them, to the extent any documents or instruments not specifically provided for herein are necessary to implement the transactions contemplated by this Article II.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SME

         SME hereby represents and warrants to DPI that:

         3.1 Incorporation SME is a limited liability company duly organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia and is duly qualified to do business in the Commonwealth of Kentucky.

         3.2 Execution, Delivery and Performance. The execution, delivery and performance by SME of this Agreement and of each other agreement or instrument to which it is a party executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein and therein will not, with or without the giving of notice or the passage of time, or both,
(a) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien (other than Permitted Liens) under or pursuant to, any provision of its Articles of Organization or Operating Agreement or, to the Knowledge of SME of any material franchise, mortgage, deed of trust, lease, license, instrument, agreement, consent, approval, waiver or understanding to which it is a party or is bound, any Law or any order, judgment, writ, injunction or decree to which it is a party or by which it or its assets may be bound or affected, or (b) to the



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Knowledge of SME, require the approval, consent of, prior notice to, or filing or registration with any Governmental Authority; provided that this Section 3.2 shall not apply to any requirement of SME or DPI to obtain any consent of the applicable Governmental Authority to transfer or modify the Permits.

         3.3 Authorization.

                  (a) SME has full power and authority to enter into and deliver this Agreement and each other agreement or instrument to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder. SME's execution, delivery and performance of this Agreement and all such other agreements and instruments and its consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite company action on the its part. This Agreement and all such other agreements or instruments have been or upon delivery shall be duly executed and delivered by SME, and this Agreement and all such other agreements and instruments constitute or upon delivery shall constitute the legal, valid and binding obligation of SME, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights).

         3.4 Real Property.

                  (a) SME has made available to DPI all deeds, leases, bills of sale, documents of title, abstracts, surveys, plats, maps and other Book and Records in the possession of SME or its Affiliates that relate to the Real Property.

                  (b) Schedules 1.36(b) and 1.36(c) list all of the Real Property other than the Hydrocarbon Leases.

                  (c) Schedule 1.18 lists all of the Hydrocarbon Leases. SME holds the lessees' interests under the Hydrocarbon Leases, and the interests held by SME for its own account in the Hydrocarbon Leases are free and clear of any Liens (other than Permitted Liens). Except as listed on Schedule 3.4(c), (i) SME is in compliance in all material respects with each of the leases and subleases to which it is a party that is included in the Real Property, including each Hydrocarbon Lease, (ii) each of such leases and subleases is in full force and effect, enforceable in accordance with its terms against the respective lessee, sublessee, lessor or sublessor thereunder (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights), (iii) there is no existing default by SME or, to the Knowledge of SME, by any other party under any such lease or sublease, including any Hydrocarbon Lease, which would result in a Material Adverse Effect, and (iv) there is not any event or condition which, after the passage of time or the giving of notice, or both, would constitute an event of default thereunder by SME or, to the Knowledge of SME, by any other party thereunder, which would result in a Material Adverse Effect

                  (d) Except as listed on Schedule 3.4(d) or Schedule 3.9, there is not any pending or, to the Knowledge of SME, any threatened third party adverse claim to any of the Real Property, other than Permitted Liens and, to the Knowledge of SME, there are no conditions or events that with the passage of time or the giving of notice, or both, would constitute the basis for any such third party adverse claim.

                  (e) With respect to the Hydrocarbon Leases, all rentals and other payments due in respect of the leasehold interests have been timely paid, and SME has fully performed all other conditions necessary to keep such interests in full force and effect during their primary term and thereafter if commercial production has been established thereon or on lands pooled therewith, or if wells have been shut-in.

                  (f) SME has made available to DPI all lease files, land files, well files, production files and abstracts, title opinions, accounting records, seismic records and surveys, shot points, field notes, gravity maps, electric logs, geological and geophysical prospect maps, geological base maps, and other geological or geophysical data and records or other documents, including interpretations of geologic and geophysical data of every kind and description in the possession of SME or any of its Affiliates and relating to the Real Property. All of the foregoing documents, instruments and records are included in the Books and Records to be delivered to DPI at the Closing as part of the Purchased Assets.

                  (g) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, (i) DPI ACCEPTS THE HYDROCARBON RESERVES AS IS, WHERE IS, FREE OF ANY WARRANTY



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(EXPRESS OR IMPLIED) WITH REGARD TO THE RECOVERABILITY OF OR THE COST OF
RECOVERING ANY OF SUCH RESERVES, THE VALUE OF SUCH RESERVES, PRICES (OR ANTICIPATED PRICES) AT WHICH PRODUCTION WILL BE SOLD AND THE ABILITY TO SELL HYDROCARBON PRODUCTION; AND (II) SME EXPRESSLY DISCLAIMS ANY WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF GEOLOGICAL AND/OR GEOPHYSICAL INFORMATION OR RESERVE ESTIMATES CONTAINED IN ANY OIL AND GAS DATA MADE AVAILABLE TO DPI, THE SAME BEING PREDICTIONS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS AND INACCURACY.

                  (h) Schedule 3.4(h) sets forth the consents required to be obtained pursuant to the Hydrocarbon Leases or otherwise with respect to the Real Property as a result of the sale and assignment of the Purchased Assets and other transactions contemplated by this Agreement.

         3.5 Personal Property.

                  (a) Schedule 1.31 contains (i) a list of all of the Personal Property owned by SME with an initial purchase price of $25,000 or more and (ii) a summary description of the Personal Property owned by SME with an initial purchase price of less than $25,000.

                  (b) SME has marketable title to all of the Personal Property, free and clear of all Liens, except for Permitted Liens. SME does not lease any Personal Property.

                  (c) All Personal Property currently in use and material to the operation of the Purchased Assets has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

         3.6 Permits and Environmental Compliance.

                  (a) SME has made available to DPI true and complete copies of the Permits. To the Knowledge of SME, the Permits include all material permits, licenses, franchises and other authorizations necessary for operations of the Purchased Assets on the Real Property and pursuant to the Contracts as currently operated, and SME is in material compliance with all such Permits. No such Permit is subject of any proceeding by or before any Governmental Authority that might affect its validity, and no such proceeding is pending or, to the Knowledge of SME, threatened. The Permits are currently held by an Affiliate of SME and shall be transferred to SME prior to the Closing Date. No such transfer shall adversely affect the status of the Permits.

                  (b) Except as set forth in Schedule 3.6(b), and to the Knowledge of SME, SME is in compliance with all Environmental Laws. Except as listed on Schedule 3.6(b) or Schedule 3.9: (i) to the Knowledge of SME, no written notices of violation, correction orders, cessation orders, notices of penalty, notices of proposed assessment or other written notices (which remains outstanding or unabated) have been issued by any Governmental Authority or third party that any operations under the Permits are not in compliance with any Environmental Law; (ii) SME has not entered into or agreed to any court decree or order and is not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of hazardous materials under any Environmental Law; (iii) to the Knowledge of SME, SME has no contingent liabilities for operations of the Purchased Assets in connection with any hazardous materials that would have a Material Adverse Effect. Except as set forth in Schedule 3.6(b), there are no aboveground or underground storage tanks on any Purchased Assets, and all former underground storage tanks have been closed or removed in accordance with all Environmental Laws. Except as set forth in Schedule 3.6(b), no hazardous material has been handled, generated or disposed of at, on, under or from any property or facility currently or formerly owned, operated or leased by SME in a manner that could reasonably be anticipated to lead to liability under Environmental Law.

         3.7 Reclamation Bonds. Schedule 3.7 lists all bonds, guaranties, indemnities, letters of credit and other forms of surety posted by or for the benefit of SME to secure the performance of reclamation, plugging or other obligations relating to the Permits.



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         3.8 Contracts.

                  (a) SME has made available to DPI copies of all of the written Contracts, including all amendments, modifications, waivers and elections affecting the Contracts.

                  (b) Except as listed on Schedule 3.8(b), the Contracts are valid and binding, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights), and are in full force and effect. Except as listed on Schedule 3.8(b), SME or its Affiliates have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach thereof or in default in any material respect thereunder, nor has any other party to any of the Contracts notified SME or its Affiliates of its belief that SME or such Affiliate is, or is likely to become, in breach or default in any material respect under any Contract or of such party's intention to accelerate, terminate or modify in a manner adverse to SME or such Affiliate, any of SME's obligations or rights under any Contract. To the knowledge of SME, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in default in any material respect thereunder.

                  (c) Schedule 3.8(c) sets forth the consents required to be obtained pursuant to the Contracts as a result of the sale and assignment of the Purchased Assets and the other transactions contemplated by this Agreement.

                  (d) None of the Contracts for Gas sales, processing or transportation warrant the amount of the Gas to be delivered or require SME or its Affiliates to deliver or sell any volume of gas in excess of its Gas actually produced and sold from Purchased Assets specified therein or subject thereto.

                  (e) SME maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in SME's judgment, reasonable for the Purchased Assets. True and correct copies of the insurance policies have been provided to DPI. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

         3.9 Litigation; Claims.

                  (a) Except as listed on Schedule 3.9, there is no claim, legal action, suit, litigation, arbitration, dispute or investigation, judicial or administrative, or any order, decree or judgment, now pending or in effect or, to the Knowledge of SME, threatened or contemplated, against SME, or affecting the Purchased Assets, that would have a Material Adverse Effect.

                  (b) Except as listed on Schedule 3.9 and to the Knowledge of SME, there are no existing claims by or disputes with any Persons owning or occupying lands or realty adjoining or near any of the Real Property relating to the operations of the Purchased Assets or regarding the location of boundary lines, encroachments, subsidence, blasting damage, transportation of gas, nuisance, trespass or any other similar matter that would have a Material Adverse Effect.

         3.10 No Broker. Neither SME nor Evan has had any dealings, negotiations or communications with or retained any broker or other intermediary in connection with the transactions contemplated by this Agreement, and neither of them is committed to or liable for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.

         3.11 Imbalances. Schedule 3.11 sets forth all Gas imbalances with respect to any Real Property or Well. There will be no Gas imbalances with respect to any of the Real Property or Wells as of the Closing.

         3.12 Wells. Schedule 3.12 sets forth a complete list of all Wells. Except as set forth in Schedule 3.12 during any period operated by SME and, to the Knowledge of SME, during other periods:

                  (a) Each of the Wells has been drilled, completed, operated and, where applicable, plugged and abandoned within the boundaries of the applicable Real Property or within the limits otherwise permitted by the applicable Contract, Permit, pooling, unitization agreement or force pooling order, and in material compliance with applicable Laws, and there are no pending or threatened orders or complaints by any Governmental Authority for any material violation in the drilling, completion, operation or plugging and abandoning of any Well.

                  (b) There are no Wells that have not been plugged and abandoned that SME is currently obligated by Law or Contract to plug and abandon, that SME will be obligated by Law or Contract to plug and abandon with the lapse of time or giving of notice, or both, because the Well is not currently capable of producing Hydrocarbons in commercial quantities or that are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over the Real Property.

                  (c) The Book and Records pertaining to each of the Wells are in material compliance with all record-keeping and permit regulations of the applicable Governmental Authority.

                  (d) There are no underground storage tanks or unlined pits or sumps in, on or underlying any of the Wells.

         3.13 Gas Prepayment Arrangements; Take-or-Pay. Except for Gas Imbalances between SME and any third party described on Schedule 3.11, SME is not obligated by any Gas prepayment arrangement or by any "take-or-pay" requirement to deliver any Gas at a future time without then or thereafter receiving full payment therefore.

         3.14 Royalties. Except as set forth on Schedule 3.14, all royalties, overriding royalties, compensatory royalties and other payments due with respect to the Real Property or, to the Knowledge of SME, any third-party interest under joint operating agreements and any production therefrom for all periods prior to the Closing Date have been or, respect to payments not yet due, shall be properly and timely paid.

         3.15 Government Leases. SME has no federal or state Hydrocarbon Leases.

         3.16 Gathering Systems. Schedule 3.16 sets forth a description of the Gathering Systems. Except as set forth in Schedule 3.16, all of the Gathering Systems (a) are in good operating condition and repair, with no material defects, (b) have been maintained consistent with good commercial practices, (c) are suitable for their current uses and, in the case of any plants, buildings and other structures, are structurally sound. All of the Gathering Systems are located on easements, surface leases, servitudes, licenses or similar rights-of-way that were duly and validly granted or otherwise created by the grantor thereof, are in full force and effect in accordance with their terms and include all rights necessary for the use, operation and maintenance of the Gathering Systems.

         3.17 SME Unaudited Financial Statements. SME has heretofore delivered the SME Unaudited Financial Statements to DPI. The SME Unaudited Financial Statements have been prepared in conformity with GAAP subject (in the case of the six-month period included therein) to normal year-end adjustments.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF DPI

         DPI hereby represents and warrants to SME that:

         4.1 Organization. DPI is a duly formed corporation, validly existing and in good standing under the Laws of the Commonwealth of Kentucky.

         4.2 Execution, Delivery and Performance. The execution, delivery and performance by each of DPI of this Agreement and each other agreement or instrument to which it is a party executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein and therein will not, with or without the giving of notice or the passage of time, or both, (a) conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any Lien, under or pursuant to, any provision of its organizational documents or of any material franchise, mortgage, deed of trust, lease, license, instrument, agreement, consent, approval, waiver or understanding, any Law, or any finding, order, judgment, writ, injunction or decree to which it is a party or by which it or its assets may be bound or affected, or (b) require the consent of, or prior notice to, filing with or registration with, any Governmental Authority or any other Person; provided that this Section 4.2 shall not apply to any requirement of SME or DPI to obtain any consent of the applicable Governmental Authority to transfer or modify the Permits.

         4.3 Authorization. DPI has full power and authority to enter into and deliver this Agreement and each other agreement or instrument to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder. DPI's execution, delivery and performance of this Agreement and all such other agreements and instruments and its consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and all such other agreements or instruments have been or upon delivery shall be duly executed and delivered by DPI, and this Agreement and all such other agreements and instruments constitute or upon delivery shall constitute the legal, valid and binding obligation of DPI, enforceable in accordance with their respective terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting generally the enforcement of creditors' rights).

         4.4 No Broker. DPI has not had any dealings, negotiations or communications with or retained any broker or other intermediary in connection with the transactions contemplated by this Agreement, and neither of them is committed to or liable for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated hereby.

         4.5 Financing. DPI has, or will have available to it on the Closing Date, sufficient funds to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V
                  CERTAIN MATTERS PENDING AND FOLLOWING CLOSING

         5.1 Operation in Ordinary Course. Except as provided in this Agreement, SME shall, through the Closing Date: (a) carry on its business in the ordinary course and substantially in the same manner as heretofore carried on and (b) use its commercially reasonable efforts to preserve the Purchased Assets intact.

         5.2 Compliance with Law. SME shall comply in all material respects with all applicable Laws and with all orders of any Governmental Authority pertaining to the Purchased Assets.

         5.3 Cooperation. Subject to the terms and conditions herein provided, each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate the transactions contemplated by this Agreement, including participation by DPI in negotiations involved in SME's satisfaction of the condition precedent under
Section 6.2(g), upon mutual agreement of the Parties. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties will execute any additional instruments, in form and substance acceptable to them, reasonably necessary to fully effectuate the transactions contemplated hereby.

         5.4 Consents. Each of the Parties will use its commercially reasonable efforts to obtain consents of all Governmental Authorities and other third parties necessary to the consummation of the transactions contemplated by this Agreement. On or before the Closing Date, SME shall obtain, or cause to be obtained, each of the consents listed on Schedule 3.4(h) and Schedule 3.8(c).

         5.5 Publicity. All general notices, releases, statements and communications to any suppliers, distributors and customers of SME and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Parties; provided, however, that each Party shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Law or any listing agreement with any national securities exchange or inter-dealer quotation system and if it gives twenty-four hours notice to the other Parties of its intention to make such public announcement and a reasonable opportunity to review and comment thereon.

         5.6 Permits; Replacement Bonds.

                  (a) At or prior to the Closing Date, DPI shall (i) secure, in accordance with applicable Law, irrevocable commitments to issue replacement bonds and replacement sureties and guarantees or other financial security, if applicable, for all Permits sufficient to meet the requirements of the applicable Governmental Authority for transfer of the Permits to DPI in accordance with Law and (ii) deliver to SME either (A) copies of such commitments or (B) other form of financial security required or permitted for that purpose by applicable Law.

                  (b) At or prior to the Closing Date, DPI shall deliver copies to SME of all Permit transfer filings, each in a form that satisfies all requirements of the applicable Governmental Authority and that are necessary to transfer the Permits to DPI in accordance with Law.

                  (c) Following the Closing Date, through the application of best efforts, DPI shall make all filings with the appropriate Governmental Authorities necessary for completing the Permit transfer procedures and shall, upon transfer of such Permits, post replacement bonds necessary under applicable Laws to transfer the Permits to DPI.

                  (d) Following the Closing Date, SME will cause each of the Permits that is issued in its name or in the name of an Affiliate to be retained in its name or in the name of such Affiliate, as appropriate, until the applicable Governmental Authority transfers the Permits to DPI (the "Transfer Period"). DPI may rely on any related bonds held or guaranteed by SME or an Affiliate of SME during the Transfer Period; provided that DPI reimburses SME for bond premiums, security, amounts required to be paid to correct, and to pay fines or assessments or reasonable legal costs incurred, with respect to any violation by DPI occurring after the Closing Date and any other costs incurred by SME or its Affiliates in connection with the maintenance of such Permits or the related bonds during the Transfer Period. DPI shall use its best efforts to accomplish such Permit transfers as soon as possible after the Closing.

                  (e) To the extent permitted by applicable Law, SME shall grant DPI the right during the Transfer Period to conduct operations on the properties that are subject to Permits for which transfer procedures are pending; provided that if the appropriate Governmental Authority has not transferred any Permit within six (6) months of the Closing Date, DPI will deposit in escrow cash or a letter of credit from a bank reasonably acceptable to SME in an amount equal to the face amount of any related outstanding surety bonds maintained by SME or its Affiliate on behalf of DPI until such Permits have been transferred.

                  (f) If SME receives a notice of violation or order under a Permit following the Closing Date but before the transfer of the Permit, SME will give DPI prompt notice thereof. If SME reasonably determines that DPI will not cause such violation to be cured in a timely fashion, SME shall have the right to cure, or cause to be cured, such violation itself and be reimbursed by DPI for the costs incurred in curing such violation, including reasonable legal fees and costs, if the violation or order relates to operations or events occurring after the Closing Date.

                  (g) At or prior to the Closing Date, DPI shall have (i) in addition to Permit transfer matters, secured replacement bonds, replacement sureties, guarantees or other financial security, if applicable, sufficient to allow SME and its Affiliates to be relieved or released as of the Closing from all financial commitments, guarantees, collateral agreements or similar undertakings listed on Schedule 5.6(g) and (ii) delivered copies of all related documents to SME.

         5.7 Tax Allocation of Purchase Price and Assumed Liabilities.

                  (a) The Purchase Price and the Assumed Liabilities (to the extent they constitute part of the amount recognized for federal Income Tax purposes) shall be allocated among the Purchased Assets as set forth in a schedule to be agreed upon by DPI and SME prior to the Closing Date in accordance with Section 1060 of the Code. DPI shall prepare its Code Section 1060 allocation schedule and deliver it to SME within 30 days after the date of this Agreement. SME shall be deemed to agree with that allocation schedule unless, within 20 days after the date of its receipt, SME notifies DPI in writing of (i) each allocation with which it disagrees, (ii) the basis for its disagreement and (iii) for each contested item, the amount that SME proposes to allocate. If SME provides that notice to DPI within the 20-day notice period, the Parties will proceed in good faith to resolve the contested allocations within 5 days after DPI receives SME's notice.

                  (b) On or before the Closing Date, NGAS will complete IRS Form(s) 8594 in accordance with the allocations determined under Section 5.7(a). The Parties shall thereafter take all actions necessary to comply with all substantive and procedural requirements of Section 1060 of the Code, and neither NGAS nor SME will take or permit any Affiliate to take any position for Federal Income Tax purposes inconsistent with such allocation, although the parties acknowledge that (i) the cost incurred by DPI for the Purchased Assets may differ from the total amount allocated hereunder to reflect the inclusion of items such as capitalized acquisition costs that are not included in the total amount so allocated, and (ii) the amount realized by SME may differ from the total amount allocated hereunder to reflect its transaction costs that reduce the amount realized for federal Income Tax purposes.

         5.8 Updated Financials.

                  (a) As soon as practicable, but not later than 45 days after the end of each month from the date of this Agreement through the Closing Date, SME will deliver to DPI an unaudited balance sheet of SME as of the end of such month and related unaudited statements of operations and cash flows for that month, prepared in conformity with GAAP subject to normal year-end adjustments.

                  (b) As soon as practicable, but not later than Closing, SME will deliver to DPI the SME Annual Audited Financial Statement.

         5.9 Access. The Parties contemplate that potential providers of the financing to DPI (the "Financing Sources") will undertake an independent due diligence review of the Purchased Assets and that the independent U.S. auditors for DPI (the "Auditors") will conduct an audit of the SME Unaudited Financial Statements. Upon request, SME will (a) provide DPI, the Financing Sources, the Auditors and their respective representatives, employees, consultants and counsel (the "Representatives") access to all personnel, properties, offices and the Books and Records of SME, (b) permit the Representatives to make inspections and perform tests, including tests relating to environmental matters, (c) promptly furnish the Representatives with financial and operating data and other information and assistance with respect to the Purchased Assets, (d) cooperate with the Auditors in performing their audit of the SME Unaudited Financial Statements and (e) permit the Auditors to discuss the procedures and review the work papers used by SME and its auditors in the preparation of financial statements of SME since December 31, 2000.

         5.10 Supplemental Disclosure. SME shall (a) have the continuing obligation until the Closing to supplement or amend the disclosure schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in those schedules, and (b) promptly provide notice to DPI and furnish it any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would jeopardize the fulfillment of any condition to the obligation of DPI to consummate the purchase and sale of the Purchased Assets hereunder.

         5.11 Further Assurances. It is the intent of the Parties for DPI to acquire all of the assets owned or controlled by SME in the operation of its business in Lee County, Virginia, and Bell and Harlan Counties, Kentucky, together with any other Purchased Assets scheduled hereunder. Each of the Parties shall use its reasonable effects to cause the Closing to occur within 60 days after the date hereof. To that end, the Parties shall (a) cooperate reasonably with each other and with their respective representatives to facilitate the fulfillment of the respective obligations under this Agreement,
(b) promptly furnish requested information and (c) take such other actions reasonably requested for the purpose of carrying out the intent of this Agreement and implementing the transactions contemplated hereby.

         5.12 Continuity. For a period of at least one year following the Closing Date, SME shall take all steps necessary to preserve and continue its existence as a limited liability company and franchises.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 Conditions Precedent to Each Party's Obligations. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

                  (a) No order, decree or injunction shall have been entered or enforced by any Governmental Authority that remains in force and that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the Parties shall use their commercially reasonable efforts to have any such order, decree or injunction vacated or reversed.

                  (b) The Parties and their Affiliates shall have executed and delivered all documents or instruments, in form and substance reasonably satisfactory to them, necessary or appropriate to effect the transactions contemplated by this Agreement.

         6.2 Conditions Precedent to Obligations of DPI. The obligations of DPI to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

                  (a) Each of the representations and warranties of SME set forth in this Agreement qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date).

                  (b) SME shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date, and the holders of all Permitted Liens identified on Schedule 1.29 shall have provided the instruments necessary to release the Permitted Liens identified on Schedule 1.29 as of Closing upon the Lien holder's receipt of the funds identified in Section 2.1.

                  (c) All proceedings, corporate or other, to be taken by SME in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to DPI. The Parties shall have mutually agreed on the allocation schedule contemplated by Section 5.7.

                  (d) SME shall have executed and delivered the Bills of Sale, the Assignment and Assumption Agreement, the Deed and any other documents or instruments necessary to convey to DPI all right, title and interest in and to the Purchased Assets.

                  (e) DPI shall have received an executed copy of a Closing Certificate executed by SME.

                  (f) SME shall have obtained, or caused to have been obtained, all of the consents listed in Schedule 3.4 and Schedule 3.9(c), as well as any other consents required to implement the sale and assignment of the Purchased Assets, and copies of those consents or other instruments shall have been delivered to DPI.

                  (g) SME shall have obtained (i) Hydrocarbon Lease(s) covering the Dulcimer properties, and (ii) any necessary consent(s) to the transfer of those Hydrocarbon Lease(s) to DPI or its designated Affiliate.

         6.3 Conditions Precedent to Obligations of SME. The obligation of SME to consummate and cause the consummation of the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions precedent:

                  (a) Each of the representations and warranties of DPI set forth in this Agreement qualified by materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at the time of the Closing Date as though made at such time, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

                  (b) DPI shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

                  (c) All proceedings, corporate or other, to be taken by DPI in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to SME.

                  (d) The Purchase Price shall have been paid in accordance with
Section 2.1;

                  (e) DPI shall have executed and delivered the Assignment and Assumption Agreement and any other documents or instruments necessary for DPI to assume all of the Assumed Liabilities.

                  (f) SME shall have received an executed copy of a Closing Certificate executed by DPI .

                  (g) DPI shall have delivered to SME satisfactory evidence of compliance with Section 5.6(g).

                                   ARTICLE VII
                               CERTAIN TAX MATTERS

         7.1 Property Taxes. Property Taxes of SME with respect to the Purchased Assets, including those payable as a tenant or lessee under any lease, sublease or agreement, will be pro-rated as of the Closing Date and, notwithstanding any other provision of this Agreement, the economic burden thereof will be borne by
(a) SME for all Pre-Closing Periods and the portion of any Straddle Period through the Closing Date and (b) by DPI for all Post-Closing Periods and the portion of any Straddle Period after the Closing Date. Accordingly, notwithstanding any other provision of this Agreement, (i) if SME pays such a property Tax with respect to a Post-Closing Period or the portion of Straddle Period after the Closing Date, DPI will reimburse SME within 15 days after receiving from SME a written demand for the amount of such property Tax, accompanied by documentation of the Tax computation and payment, and (ii) if DPI pays such a property Tax with respect to a Pre-Closing Period or the portion of a Straddle Period through the Closing Date, SME will reimburse DPI within 15 days after receiving from DPI a written demand for the amount of such property Tax, accompanied by documentation of the Tax computation and payment,. For purposes of pro-rating property Taxes, the amount of any property Tax attributable to the portion of a Straddle Period through the Closing Date shall be deemed to be the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through the Closing Date and the denominator of which is the number of days in the entire Straddle Period. In determining the Straddle Period for property Taxes, the Tax period as reflected on the statement of Taxes due, property Tax bill, property "tax ticket," or any other request for payment from a Governmental Authority will determine the taxable period.

         7.2 Sales and Use Taxes. Any sales and use tax due as a result of the sale of the Purchased Assets shall be borne by SME.

         7.3 Transfer Taxes. All transfer, recording and similar Taxes arising in connection with the transactions contemplated hereunder shall be borne by DPI.

         7.4 Cooperation. The Parties shall cooperate to provide any information required for the preparation of any Tax Returns relating to DPI's acquisition of the Purchased Assets.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination. This Agreement may be terminated on or prior to the Closing Date only as follows:

                  (a) by mutual written consent of the Parties;

                  (b) by SME or DPI, if the Closing shall not have occurred on September 30, 2004 or such later date as the Parties may agree in writing, provided that neither SME nor DPI may rely on the failure of any condition set forth in Section 6.2 or Section 6.3, respectively, to be satisfied if such failure was caused by such Party's failure to act in good faith or to use reasonable efforts to cause the Closing to occur on or before the Closing Date.

                  (c) by SME or DPI, if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

         8.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the Parties hereunder shall terminate without further liability of any Party to another. Nothing contained in this
Section 8.2 shall relieve any Party from liability for any material breach of this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Entire Agreement. This Agreement, including the Schedules and Exhibits and the confidentiality provisions of the letter of intent dated July 8, 2004 (which shall continue in force through Closing) between SME and NGAS Resources, Inc., the parent company of DPI constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements among the Parties pertaining to the subject matter hereof, except as specifically set forth herein or therein.

         9.2 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

         9.3 Extension; Waiver. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations hereunder, (b) waive any inaccuracies in the representations and warranties contained herein or in any Schedule, document, certificate or other writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein, other than the condition contained in Section 6.1(a). Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing executed and delivered by that Party.

         9.4 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

         9.5 Bulk Sales Acknowledgement. The Parties acknowledge that no bulk sales Laws apply to the transactions contemplated by this Agreement.

         9.6 Governing Law. The venue of any civil action or arbitration related to this Agreement brought by SME against DPI shall be Lexington, Kentucky. The venue of any civil action or arbitration related to this Agreement brought by DPI against SME shall be Richmond, Virginia. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state where such civil action or arbitration proceeding is brought.

         9.7 Assignment. Neither this Agreement nor any Party's rights or obligations hereunder may be assigned at any time except as expressly set forth herein without the prior written consent of the other Party, except that SME may assign its rights hereunder to any of its Affiliates of SME without the consent of DPI upon written notice to DPI.

         9.8 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 9.8:

If to SME:        Stone Mountain Energy, L.C.
                  4 North 4th Street, Suite 100
                  Richmond, Virginia  23219

And a copy to:    Penn, Stuart & Eskridge
                  P.O. Box 2009
                  Bristol, Virginia  24203
                  Attention: Jill M. Harrison

And:              Richard F. Gorman, III, Esq.
                  117 South 14th Street, Suite 300
                  Richmond, Virginia   23219

If to DPI:        Daugherty Petroleum, Inc.
                  120 Prosperous Place - Suite 201
                  Lexington, Kentucky 40509
                  Attention: William G. Barr III

With a copy to:   Gary M. Smith, Esq.
                  Watterson Tower West - Suite 1020
                  1941 Bishop Lane
                  Louisville, KY 40208

         9.9 Headings. The Table of Contents and the Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         9.10 Interpretation; Construction. This Agreement and all agreements executed and delivered in connection herewith have been fully negotiated by the Parties at arm's length and shall not be construed against any Party as the drafting party.

         9.11 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

         9.12 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and the Parties assume no liability to any third party because of any reliance on those representations, warranties and agreements, which are intended to be solely for the benefit of the Persons expressly covered thereby and may be enforced only by such Persons.

         9.13 Retention of and Access to Records. DPI shall retain the Book and Records for a period after the Closing consistent with its record retention policies and practices. DPI shall provide to SME and its Affiliates reasonable access to the Book and Records during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits or litigation. At least 30 days written prior to any destruction or other disposal of any Books and records, DPI will give SME written notice thereof. SME and its Affiliates may take delivery of any Books and Records that DPI intends to destroy or otherwise dispose of and may copy any Books and Records that DPI intends to keep, in each case at their the expense of SME or such Affiliate.

         9.14 Survival of Representations. The representations and warranties in this Agreement and any certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of one year.



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

         9.15 Indemnification. Each Party shall indemnify and hold harmless the other Party and its Affiliates from and against any and all judgments, penalties, fines and amounts paid in settlement, including any interest assessments or other charges payable in connection therewith, and all reasonable expenses, including attorneys' fees, retainers and disbursements, court costs, experts' fees and travel expenses, incurred by the indemnified Party in connection with any threatened, pending or completed action, claim, suit, investigation, hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal therein or any inquiry or investigation that could lead thereto, to which an indemnified Party is, was or at any time becomes a party, arising from the breach of any representation or warranty of the indemnifying Party hereunder which results in a Material Adverse Effect. A Party seeking indemnification hereunder will promptly notify the indemnifying Party of the existence of any third-party claim, demand or other matter to which their indemnification obligations hereunder would apply. The indemnifying Party shall be entitled, at their expense and with counsel reasonably acceptable to the other Party, to assume and conduct the defense of the claim. If the indemnifying Party does not undertake the defense of the claim, or if they have a conflict of interest with respect to the claim, the indemnified Party may retain separate counsel reasonably acceptable to the indemnifying Party to conduct the defense of the claim, subject to the indemnification obligations of the indemnifying Party hereunder.

         9.16 Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission shall constitute effective execution and delivery of this Agreement by the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                              STONE MOUNTAIN ENERGY, L.C.



                                              By /s/ David H. Few
                                                -------------------------------
                                                  David H. Few,
                                                  Vice President


                                              DAUGHERTY PETROLEUM, INC.



                                              By /s/ William G. Barr III
                                                -------------------------------
                                                  William G. Barr III,
                                                  Vice President



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